Exhibit 99.1

ALJ REGIONAL HOLDINGS, INC. ANNOUNCES EARNINGS FOR THE THIRD QUARTER ENDED JUNE 30, 2016

NEW YORK, NY, August 12, 2016 – ALJ Regional Holdings, Inc. (NASDAQ: ALJJ) (“ALJ”) announced results today for our third quarter ended June 30, 2016.

ALJ is a holding Company, whose primary assets include 100% interest in Faneuil, Inc. (“Faneuil”),  Floors-N-More, LLC, dba Carpets N' More (“Carpets”), and  Phoenix Color Corp. (“Phoenix”).  Faneuil is a leading provider of call center services, back office operations, staffing services, and toll collection services to government and regulated commercial clients across the United States. Carpets is one of the largest floor covering retailers in Las Vegas, Nevada, and a provider of multiple products for the commercial, retail and home builder markets including all types of flooring, countertops, cabinets, window coverings and garage/closet organizers, with five retail locations, as well as a stone and solid surface fabrication facility. Phoenix is a leading manufacturer of book components, educational materials and related products producing value-added components, heavily illustrated books and specialty commercial products using a broad spectrum of materials and decorative technologies.

Results for Third Quarter Ended June 30, 2016

Our financial statements reflect the operations of Faneuil and Carpets throughout all periods presented, and Phoenix from August 9, 2015.

Investment Highlights

Consolidated Results for ALJ for Third Quarter

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ALJ recognized revenue of $64.9 million for the three months ended June 30, 2016 compared to $48.7 million for the three months ended June 30, 2015 and $66.3 million for the three months ended March 31, 2016.

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ALJ recognized adjusted EBITDA of $7.8 million for the three months ended June 30, 2016 compared to $2.7 million for the three months ended June 30, 2015 and $6.8 million for the three months ended March 31, 2016.

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ALJ posted net income of $1.4 million and earnings per share (EPS) of $0.04 (diluted) for the three months ended June 30, 2016 compared to net income of $0.6 million and EPS of $0.02 (diluted) for the three months ended June 30, 2015 and net income of $0.4 million and EPS of $0.01 (diluted) for the three months ended March 31, 2016.

•	ALJ recognized revenue of $195.9 million for the nine months ended June 30, 2016 compared to $151.8 million for the nine months ended June 30, 2015.
•	ALJ recognized adjusted EBITDA of $20.6 million for the nine months ended June 30, 2016 compared to $12.0 million for the nine months ended June 30, 2015.
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ALJ posted net income of $2.2 million and EPS of $0.06 (diluted) for the nine months ended June 30, 2016 compared to net income of $5.5 million and EPS of $0.16 (diluted) for the nine months ended June 30, 2015.

•	ALJ repurchased 500,000 shares at $3.89 per share on May 9, 2016. ALJ retired the 500,000 shares on May 11, 2016.

Results for Faneuil for Third Quarter

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Faneuil recognized revenue of $32.1 million for the three months ended June 30, 2016 compared to $36.2 million for the three months ended June 30, 2015 and $33.9 million for the three months ended March 31, 2016.

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Faneuil recognized adjusted EBITDA of $2.9 million for the three months ended June 30, 2016 compared to $2.9 million for the three months ended June 30, 2015 and $2.3 million for the three months ended March 31, 2016.

•	Faneuil recognized revenue of $99.8 million for the nine months ended June 30, 2016 compared to $119.3 million for the nine months ended June 30, 2015.
•	Faneuil recognized adjusted EBITDA of $8.0 million for the nine months ended June 30, 2016 compared to $12.5 million for the nine months ended June 30, 2015.
•	Faneuil’s contract backlog was $265.3 million as of June 30, 2016 compared to $21.7 million as of June 30, 2015.
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Faneuil estimates its revenue for the three months ending September 30, 2016 to be in the range of $31.0 million to $34.3 million, compared to $30.3 million for the three months ending September 30, 2015.

Results for Carpets for Third Quarter

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Carpets recognized revenue of $12.6 million for the three months ended June 30, 2016 compared to $12.5 million for the three months ended June 30, 2015 and $11.4 million for the three months ended March 31, 2016.

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Carpets recognized adjusted EBITDA of $0.6 million for the three months ended June 30, 2016 compared to $0.1 million for the three months ended June 30, 2015 and $0.4 million for the three months ended March 31, 2016.

•	Carpets recognized revenue of $35.7 million for the nine months ended June 30, 2016 compared to $32.4 million for the nine months ended June 30, 2015.
•	Carpets recognized adjusted EBITDA of $0.5 million for the nine months ended June 30, 2016 compared to $0.1 million for the nine months ended June 30, 2015.
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Carpets estimates its revenue for the three months ending September 30, 2016 to be in the range of $13.1 million to $14.6 million, compared to $12.5 million for the three months ending September 30, 2015.

Results for Phoenix for Third Quarter

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Phoenix recognized revenue of $20.2 million for the three months ended June 30, 2016 compared to $21.0 million for the three months ended March 31, 2016.   Phoenix was acquired on August 9, 2015 and therefore no comparable numbers for prior periods are presented.

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Phoenix recognized adjusted EBITDA of $4.8 million for the three months ended June 30, 2016 compared to $4.9 million for the three months ended March 31, 2016.  Phoenix was acquired on August 9, 2015 and therefore no comparable numbers for prior periods are presented.

•	Phoenix recognized revenue of $60.5 million for the nine months ended June 30, 2016. Phoenix was acquired on August 9, 2015 and therefore no comparable numbers for prior periods are presented.
•	Phoenix recognized adjusted EBITDA of $13.8 million for the nine months ended June 30, 2016. Phoenix was acquired on August 9, 2015 and therefore no comparable numbers for prior periods are presented.
•	Phoenix estimates its revenue for the three months ending September 30, 2016 to be in the range of $20.3 million to $22.5 million.
•	Color Optics estimates its revenue for the three months ending September 30, 2016 to be in the range of $3.4 million to $3.8 million.
•	Phoenix closed the Color Optics acquisition on July 18, 2016.
ALJ Regional Holdings, Inc. (in thousands, except per share)
Three months ended June 30,	2016	2015
Net revenue	$64,857	$48,711
Net income	$1,408	$677
Net income per share (diluted)	$0.04	$0.02
Shares outstanding (diluted)	35,838	34,664

Nine months ended June 30,	2016	2015
Net revenue	$195,933	$151,764
Net income	$2,175	$5,471
Net income per share (diluted)	$0.06	$0.16
Shares outstanding (diluted)	36,068	34,484

Jess Ravich, Executive Chairman of ALJ, said, “All three of our operating subsidiaries accomplished major initiatives during our third fiscal quarter which should provide benefits for our shareholders in the years to come. Faneuil won several contracts in the transportation and health care industries, Carpets automated its granite shop which is expected to increase margins and Phoenix closed on the acquisition of Color Optics.”

Mr. Ravich continued, “As we have said before, during fiscal 2016, we have been making investments in all of our subsidiaries to allow for continued product line expansions. As in the second quarter, during the third quarter certain expenses were incurred in connection with these initiatives. We believe we will begin to realize the positive impact of such investments over the remainder of the year and for years to come.”

Anna Van Buren, CEO of Faneuil, said, “We recently opened a new operations center in the Northeast to handle new implementations, from which we should start seeing additional revenue during our fourth fiscal quarter.”  She went on to say, “We also began ramping up one of our larger commercial contracts during the fourth quarter.”

“We have continued to increase our presence in Las Vegas with the addition of two new builders and continuing to leverage our product mix into existing builders,” said Steve Chesin, CEO of Carpets.  He went on to say, “The addition of the new builders along with increased business with our existing builders sets us up for a strong close to the end of the year.”

Marc Reisch, Executive Chairman of Phoenix Color stated, “We are pleased with our third quarter results which again included higher year-over-year sales from new product categories.  Third quarter results were negatively impacted by lower pricing related to the recently renewed or extended multi-year agreements with three of Phoenix’s largest customers.  As previously highlighted, higher sales volume from these customers related to these agreements, which we expect will significantly offset the impact of the lower pricing, is not anticipated to ramp up until 2017.”

Non-GAAP Financial Measures

In this release, we present certain adjusted financial measures that are not calculated according to generally accepted accounting principles in the United States (“GAAP”). These non-GAAP financial measures are designed to complement the GAAP financial information presented in this release because management believes they present information regarding ALJ that is useful to investors. The non-GAAP financial measures presented should not be considered in isolation from, or as a substitute for, the comparable GAAP financial measure.

We define adjusted EBITDA as net income before interest income and expense, income taxes, non-cash stock based compensation, depreciation and amortization. We present adjusted EBITDA because we believe it is frequently used by analysts, investors and other interested parties in the evaluation of our company.  Adjusted EBITDA measures are not calculated in the same manner by all companies and, accordingly, may not be an appropriate measure for comparison.  A reconciliation of our adjusted EBITDA to operating income, the most directly comparable GAAP measure, can be obtained by subtracting depreciation and amortization, non-cash stock based compensation and non-recurring fees associated with ALJ’s uplisting to the NASDAQ from ALJ adjusted EBITDA.  A reconciliation of Faneuil’s, Carpets’ and Phoenix’s adjusted EBITDA to operating income, the most directly comparable GAAP measure, can be obtained by subtracting depreciation and amortization and non-cash stock based compensation from consolidated operating income.  Following is a reconciliation of consolidated operating income to consolidated adjusted EBITDA (in thousands):

Three months ended June 30,	2016	2015
Consolidated operating income	$3,990	$1,049
Depreciation and amortization	3,262	1,608
Loss on sale of assets	2	—
Stock-based compensation	264	36
One-time uplisting expenses	91	—
Acquisition expenses – Color Optics	200	—
Consolidated adjusted EBITDA	$7,809	$2,693

Nine months ended June 30,	2016	2015
Consolidated operating income	$9,455	$7,076
Depreciation and amortization	9,590	4,699
Loss on sale of assets	(117)	90
Stock-based compensation	689	109
One-time uplisting expenses	754	—
Acquisition expenses – Color Optics	200	—
Consolidated adjusted EBITDA	$20,571	$11,974

About ALJ Regional Holdings, Inc.

ALJ Regional Holdings, Inc. is the parent company of Faneuil, Inc., a leading provider of outsourcing and co-sourced services to both commercial and government entities in the healthcare, utility, toll and transportation industries; Floors-N-More, LLC, dba Carpets N' More, one of the largest floor covering retailers in Las Vegas and a provider of multiple finishing products for commercial, retail and home builder markets including all types of flooring, countertops, cabinets, window coverings and garage/closet organizers, with five retail locations; and Phoenix Color Corp., a leading manufacturer of book components, educational materials and related products producing value-added components, heavily illustrated books and specialty commercial products using a broad spectrum of materials and decorative technologies.

This press release contains forward-looking statements. Such statements include information regarding our expectations, goals or intentions regarding the future, including but not limited to statements about our expected revenue growth, improved gross margins, financial projections, business growth, and other statements including the words “believe,” “anticipate,” “intend,” “expect,” “will” and similar expressions. You should not place undue reliance on these statements, as they involve certain risks and uncertainties, and actual results or performance may differ materially from those discussed in any such statement. Factors that could cause actual results to differ materially are discussed in our Form 10-Q filed with the U.S. Securities and Exchange Commission and available through EDGAR on the SEC’s website at www.sec.gov. All forward-looking statements in this release are made as of the date hereof and we assume no obligation to update any forward-looking statement.

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